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Exhibit 10.1

EXECUTION VERSION

The DIRECTV Group, Inc.
2230 East Imperial Highway
El Segundo, California 90245

August 27, 2010

Globo Comunicação e Participações S.A.
Avenida Afrãnio de Melo Franco, 135—Leblon
Rio de Janeiro, 22430-060
Brasil
Attn:    Mr. Jorge Nobrega
             Mrs. Rossana Fontenele

Ladies and Gentlemen:

        Reference is made to that certain Exchange Rights Agreement dated as of October 8, 2004 (the "Exchange Rights Agreement"), by and among Globo Comunicações e Participações S.A. ("Globo"), The News Corporation Limited and The DIRECTV Group, Inc. ("DIRECTV"), and the letter dated June 1, 2010 (the "Globo Letter"), from Globo to DIRECTV. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Exchange Rights Agreement. Globo and DIRECTV are collectively referred to herein as the "Parties" and each a "Party."

        WHEREAS, pursuant to the Exchange Rights Agreement and the Globo Letter, Globo has submitted an Exchange Notice to DIRECTV in respect of 178,830,000 Exchange Shares as a result of which each of DIRECTV and Globo has retained its respective Bank to appraise the value of the Exchange Shares;

        WHEREAS, the Parties desire to clarify and agree on certain matters related to the Valuations to be delivered pursuant to the Exchange Rights Agreement;

        NOW, THEREFORE, the Parties hereby agree as follows:

        1.     The term "enterprise value" in the Exchange Rights Agreement is hereby deleted and replaced by the term "equity value."

        2.     If the Valuation delivered by a Bank with respect to the Exchange Shares is presented as a range of values rather than a specific value, then the Valuation of such Bank shall, for purposes of Sections 3.2.2.5(a), 3.2.2.5(b) and 3.2.2.5(e) of the Exchange Rights Agreement, be deemed to be the arithmetic mean of such range of values.

        3.     Each Party shall not, and shall instruct its respective Bank not to, (i) communicate or discuss, in writing or orally, with the Third Bank any matters relating to the Valuations or the Company, and (ii) provide the Third Bank with any information regarding the Company or any valuation guidance relating to the Company, provided that, for the avoidance of doubt, the Parties shall furnish the Third Bank with the complete Valuations in the form delivered by the Banks (provided that such complete Valuations shall be based as to information regarding the Company solely on the Materials and the Banks' Materials Discussion), and the Parties shall have the right to participate in the Third Bank Materials Discussion.

        4.     Notwithstanding the requirement in Section 3.2.2.3 of the Exchange Rights Agreement that each Bank deliver its Valuation not later than 20 Business Days after the Start Date, each party hereto acknowledges and agrees that each Bank shall deliver its Valuation to the Parties not later than August 30, 2010.

        This letter agreement is executed, and shall be considered, as an amendment to the Exchange Rights Agreement as applied between the parties hereto and shall form a part thereof. From and after the date hereof, all references, as applied between the parties hereto, in the Exchange Rights Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Exchange Rights Agreement shall be deemed to be references to the Exchange Rights Agreement as modified hereby. This letter agreement together with the Exchange Rights Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein; there are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein and therein.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

        This letter agreement will be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing in this letter agreement, expressed or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this letter agreement. Neither this letter agreement nor any right, interest or obligation under this letter agreement may be assigned by any party to this letter agreement without the prior written consent of the other parties hereto and any attempt to do so will be void.

        This letter agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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        If the foregoing is in accordance with Globo's understandings and agreements with DIRECTV, please sign and return the duplicate of this letter agreement enclosed herewith, whereupon this letter agreement shall constitute a binding agreement between Globo and DIRECTV with respect to the matters set forth herein.

Very truly yours,
The DIRECTV Group, Inc.
By:	/s/ J. WILLIAM LITTLE J. William Little
Name:	J. William Little
Title:	SVP

Accepted and Agreed to be effective as of the date first written above.

Globo Comunicação e Participacções S.A.

By:	/s/ ROSSANA FONTENELE BERTO/SERGIO MARQUES
Name: Rossana Fontenele Berto/Sergio Marques Title:

cc:

  Globo Comunicação e Participações S.A.
  Avenida Afrãnio de Melo Franco, 135—Leblon
  Rio de Janeiro, RJ 22430-060
  Attn: Mr. Antõnio Clãudio Ferreira Neto, General Legal Counsel
  Fax: +55-21-2540-4490

  Debevoise & Plimpton LLP
  919 Third Avenue, NY 10022
  Attn: Mr. Michael Gillespie
  Fax: +1-212-521-7463

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  Exhibit 10.1